UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2014
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On June 11, 2014 at our 2014 Annual Meeting of Stockholders, the stockholders of the Company voted on the following three items:

1.           To elect nine directors to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.           To consider a non-binding advisory resolution approving executive compensation.

3.           To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2014.

The results are as follows:

Proposal 1.	The nominees for director were elected based upon the following votes:

Nominee	Shares For	Shares Against	Abstentions	Broker Non-Votes
Stephen W. Bershad	61,670,196	797,712	9,943	2,180,304
David A.B. Brown	61,541,503	926,405	9,943	2,180,304
Larry J. Bump	61,927,635	540,073	10,143	2,180,304
Anthony J. Guzzi	61,546,340	921,308	10,203	2,180,304
Richard F. Hamm, Jr.	61,546,340	921,308	10,203	2,180,304
David H. Laidley	62,190,738	277,095	10,018	2,180,304
Frank T. MacInnis	61,987,566	480,127	10,158	2,180,304
Jerry E. Ryan	62,191,022	276,695	10,134	2,180,304
Michael T. Yonker	62,015,907	452,001	9,943	2,180,304

Proposal 2.	The proposal for stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Shares For	61,025,890
Shares Against	1,353,413
Shares Abstaining	98,548
Broker Non-Votes	2,180,304

Proposal 3.	The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2014 was approved based upon the following votes:

Shares For	64,176,228
Shares Against	467,600
Shares Abstaining	14,327

There were no broker non-votes on this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: June 12, 2014	By:	/s/ Sheldon I. Cammaker
Name: Sheldon I. Cammaker Title: Executive Vice President, General Counsel, and Secretary